U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 10, 2002



                                  GENEMAX CORP.
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-27239                                         88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                          435 Martin Street, Suite 2000
                            Blaine, Washington 98230

                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

Items 1 through 4, 6 and 8 not applicable.

Item 5. Other Events

     On December 3, 2002, the board of directors of GeneMax Corp., a Nevada corporation (the "Company") approved and authorized the appointment of Dr. Wilfred Jefferies as chairman of the board of directors of the Company and Dr. Julia Levy as chairperson of the Scientific Advisory Board. Effective on December 6, 2002, the board of directors of the Company also approved the appointment of Dr. Karl Erik Hellstrom as a director of the Company. See the attached press release dated December 9, 2002 for further information.

     As of the date of this Report, the directors and executive officers of the Company are as follows:

       Name                    Age            Position
       ----                    ---            --------

Ronald L. Handford             50             Director and President/
                                              Chief Executive Officer

Dr. Wilfred Jefferies          44             Director/Chairman of the Board
                                              and Chief Scientist Officer

James D. Davidson              55             Director and Chief Financial
                                              Officer/Secretary

Alan P. Lindsay                52             Director

Grant Atkins                   42             Director

Dr. Karl E. Hellstrom          68             Director


     Biographies of Directors and Officers

     RONALD L. HANDFORD, B.A.Sc., M.B.A. is the President/Chief Executive Officer and a director of the Company and of GeneMax Pharmaceuticals, Inc. Mr. Handford has over 29 years of international experience in business, finance and leading public and private companies. He conducted the due diligence review of the GeneMax technology acquisition, negotiated the key license, operating and management contracts, prepared the business plan and arranged the private seed capital with the assistance of the other members of the business team. Mr. Handford is an engineering graduate from the University of British Columbia with an MBA from the University of Western Ontario. From 1993-1996, he was investment officer at the International Finance Corporation, the private sector arm of the World Bank, in Washington D.C. Before that he was a vice president with Barclays Bank in Toronto, responsible for their structured finance activities in Canada. He is experienced in capital raising, as well as in building and administering public and private companies.

     DR. WILDRED JEFFERIES, D.Phil. (Oxon) is the Chief Scientist Officer, a director and the chairman of the board of directors of the Company and of GeneMax Pharmaceuticals, Inc. Dr. Jefferies is a Professor of Medical Genetics, Microbiology and Immunology, and a member of the Biomedical Research Centre and the Biotechnology Laboratory at the University of British Columbia (http//www.brc.ubc.ca/facult/wilf/wilf.htm). He is the lead researcher on the scientific discoveries that form the bases of GeneMax Pharmaceuticals, Inc. Dr. Jefferies received his D.Phil. from Oxford and was a post-doctoral research fellow at the Karolinska Institute in Sweden and the Swiss Cancer Institute in Lausanne. His current research foci at UBC are iron transport/metabolism and antigen processing. Dr. Jefferies was the founder of Synapse Technologies Inc., which was acquired in 2002 by BioMarin Pharmaceutical. He oversees the scientific development of the Company.

     JAMES D. DAVIDSON, B.A., M.A., M. Litt. (Oxon)m, is the Chief Financial Officer/Secretary and a director of the Company and of GeneMax Pharmaceuticals, Inc. Mr. Davidson is a private investor and analyst. He founded Agora, Inc., a worldwide publishing group with offices in Baltimore, London, Dublin, Paris, Johannesburg, Melbourne and other cities, and The Hulbert Financial Digest and Strategic InvestmentIn conjunction with Lord Rees-Mogg, co-editor of Strategic Investment and former editor of the Times of London, Mr. Davidson co-authored a series of books on financial markets. Mr. Davidson is also a current or recent director of a number of companies, many of which he co-founded. They include in addition to GeneMax, MIV Therapeutics, BEVsystems, New Paradigm Capital (Bermuda), Anatolia Minerals Development Corporation, and Wharekauhau Holdings (New Zealand). In addition, Mr. Davidson is a director of Plasmar, S.A. (La Paz, Bolivia), Martinborough Winery Ltd. (New Zealand) and New World Premium Brands Ltd. (New Zealand). He is the editor of Vantage Point Investment Advisory, a private financial newsletter with a worldwide circulation.

     ALAN P. LINDSAY is a director of the Company and of GeneMax Pharmaceuticals, Inc. Mr. Lindsay has an extensive backgrounds in business management, marketing and finance. He is currently chairman and chief executive officer of MIV Therapeutics, Inc., an OTCBB medical devises company developing a novel laser-cut stent with drug delivery capability. In addition, Mr. Lindsay headed up and built a significant business and marketing organization for a major international financial institution in Vancouver, British Columbia. Mr. Lindsay has raised over $100 million of equity financing for private and public companies over the last five years. Mr. Lindsay is a graduate of the M.L.I. management development program.

     GRANT ATKINS is a director of the Company. Mr. Atkins had been the president, secretary and treasurer and a director of the Company since March 1, 2001. For the past ten years, Mr. Atkins has provided services as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. Mr. Atkins has a Commerce degree from the University of British Columbia specializing in finance. He had many years of experience in both director and officer designations of various public companies.

     DR. KARL E. HELLSTROM is a director of the Company and of GeneMax Pharmaceuticals, Inc. Dr. Karl Hellstrom received his M.D. and Ph.D. degrees from the Karolinska Institute in Stockholm, Sweden, initially working in the area of tumor biology with an emphasis on immunogenetics. Subsequently, Dr. Hellstrom became a professor in pathology and an adjunct professor in microbiology/immunology at the University of Washington Medical School. During 1975, Dr. Hellstrom moved to the newly established Fred Hutchinson Cancer Research Center in Seattle, Washington, as a director of its Tumor Immunology Program. In 1983, he joined the biotechnology company Oncogen which, in 1990, was integrated into the Pharmaceutical Research Institute of Brisol-Myers Squibb Company. Dr. Hellstrom then became vice president of Oncology Discovery and, since 1995, of Immunotherapeutics. During 1997, Dr. Hellstrom moved from Bristol-Myers Squibb to Pacific Northwest Research Institute, where he is currently leading a group in Tumor Immunology as a principal investigator. Dr. Hellstrom also currently retains an affiliate professorship at the University of Washington Medical School. He has been a past member of two NIH Study Sections (Immunobiology and Experimental Immunology), and a member of the Scientific Advisory Board of Memorial Sloan Kettering Institute for Cancer Research as well as of the Scientific Advisory Board of Hybritech Inc. Dr. Hellstrom has received many awards, including the Parke-Davis award in experimental pathology, Alpha Omega Alpha, the Lucy Wortham James award of the Ewing Society, the Pap Award for outstanding contribution to cancer research, the Humboldt Award to a senior U.S. scientist, and the yearly American Cancer Society National Award. He has also been honored as Knight of the Northern Star, First Class, Swedish Order of Merit.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

         Not Applicable.

     (b) Pro Forma Financial Information.

         Not Applicable.

     (c) Exhibits.

         Press Release Date December 9, 2002



                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            GENEMAX CORP.


Date:  December 10, 2002                    By: /s/ Ronald L. Handford
                                            --------------------------
                                            Ronald L. Handford, President and
                                            Chief Executive Officer